FNB ROCHESTER CORP.
                                   35 STATE STREET
                              ROCHESTER, NEW YORK 14614


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                     MAY 27, 1997



          NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of FNB ROCHESTER CORP. (the "Company") will be held at the Strathallan, 550 East Avenue, Rochester, New York 14607, on May 27, 1997 at 10:00 a.m., local time, for the following purposes:

               (1) To elect NINE (9) Directors to hold office for the ensuing year, and until their successors have been duly elected and qualified.

               (2) To transact such other business as may properly come before the Meeting.

          The holders of record of common shares at the close of business on April 10, 1997 are entitled to notice of and to vote at the Annual Meeting.

          PLEASE INDICATE YOUR INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND MAIL IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON AND THE PROXY WILL NOT BE USED.



          Dated: April 24, 1997

                                        BY ORDER OF THE BOARD OF DIRECTORS,




                                        Mariann Joyal
                                        Secretary

                                   PROXY STATEMENT

                            ANNUAL MEETING OF SHAREHOLDERS

                                 FNB ROCHESTER CORP.
                                   35 STATE STREET
                              ROCHESTER, NEW YORK 14614
                                  TO BE HELD AT THE
                                     STRATHALLAN
                         550 EAST AVENUE, ROCHESTER, NEW YORK
                                   ON MAY 27, 1997

          This Proxy statement is furnished to the holders of common stock of FNB ROCHESTER CORP. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on May 27, 1997, or any adjournments thereof. This Proxy Statement and form of proxy are first being sent or given to shareholders on or about April 24, 1997.

          Shareholders who execute proxies retain the right to revoke them at any time before they are exercised. If you sign and return the enclosed proxy, the shares represented thereby will be voted for the nominees of the Board of Directors unless otherwise indicated on the proxy.


          VOTING

          Under the New York Business Corporation Law ("BCL") and the Company's by-laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the BCL and the Company's by-laws, the Directors standing for election must be elected by a plurality of the votes cast. For voting purposes, all votes cast "for", "against", "abstain", or "withhold authority" will be counted in accordance with such instruction as to each item. Broker non-votes will not be counted for any item.

          The cost of solicitation of proxies by the Board of Directors will be borne by the Company. The Company has retained Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $2,250, plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company and its subsidiaries may solicit proxies in person, by facsimile transmission, or by telephone, but no employee of the Company or its subsidiaries will receive any compensation for their solicitation activities in addition to their regular compensation. The Company will reimburse the reasonable expenses of brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of Company stock held of record by such persons.

          The Board of Directors has fixed the close of business on April 10, 1997 as the time as of which shareholders entitled to notice of and to vote at the Annual Meeting shall be determined. There were 3,577,366 shares of the Company's common stock, par value $1.00 per share, outstanding and entitled to vote at the close of business on April 10, 1997.


                  BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
                         BY CERTAIN PERSONS AND BY MANAGEMENT

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table shows the name, address, and beneficial ownership of the Company's common stock as of April 10, 1997 of each person known to the Company to be a beneficial owner, directly or indirectly, of more than 5% of any class of its outstanding securities entitled to vote:

          Name and Address of      Common Shares
          Beneficial Owner (1)     Beneficially Owned  Percent of Class

          William Levine           320,957   (2)       9.0%
          c/o Alleson of Rochester
          2921 Brighton-Henrietta
           Town Line Road
          Rochester, New York 14623

          The Banc Funds           263,200   (3)       7.4%
          208 South LaSalle Street
          Suite 200
          Chicago, Illinois 60604

          Laurie Kuskin            227,056   (4)       6.3%
          c/o Kravetz Realty, Inc.
          150 Linden Oaks Drive
          Rochester, New York 14625

          (1) Information presented in this table has been obtained from the respective shareholder, from filings made with the Securities and Exchange Commission or from the Company s transfer agent. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.
          (2) Includes 340 shares held by Mr. Levine's wife and 98,343 shares held by Mr. Levine as Trustee for the benefit of certain members of his family.
          (3) The aggregate number of shares specified are divided among Banc Fund III L.P., an Illinois Limited Partnership, Banc Fund III Trust, Banc Fund IV L.P., an Illinois Limited Partnership, and Banc Fund IV Trust. The Company does not have information as to the specific holdings of each entity.
          (4) Includes 86,085 shares held as Executrix of the Estate of Fred B. Kravetz, 10,932 shares held as Executrix of the Estate of Arline Kravetz, and 33,000 shares held as Trustee for the benefit of certain members of her immediate family.

          SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

          The following table shows the name, address, and beneficial ownership of the Company's common stock as of April 10, 1997, of each Director of the Company and nominee for director, of each executive officer who is named in the Summary Compensation Table ( Named Officer ) and of all directors, nominees for director, and executive officers of the Company as a group, respectively:

          Name and Address*        Shares owned        Percent of Class
          -----------------        ------------        ----------------
          R. Carlos Carballada     104,137   (1)       2.8%
          Michael J. Falcone       130,299   (2)       3.6%
          Gayle C. Johnston            200   (2,3)     **
          Joseph M. Lobozzo II      21,250   (4)       **
          Francis T. Lombardi        6,974   (2)       **
          Carl R. Reynolds          23,057   (2,5)     **
          H. Bruce Russell           6,250   (2)       **
          James D. Ryan              5,562   (2,6)     **
          Linda Cornell Weinstein   30,602   (2,7)     **
          Donald R. Aldred          19,724   (8)       **
          Robert B. Bantle          20,454   (8)       **
          Stacy C. Campbell         19,708   (8)       **
          Robert E. Gilbert         20,203   (8)       **
          All directors and
           executive officers
           as a group
           (14 persons)            427,387   (9)       11.3%

          *    The address of each Director and Named Officer is c/o FNB
               Rochester Corp., 35 State Street, Rochester, New York 14614.
          **   Less than 1%.
          (1)  Includes options to purchase 96,500 common shares that are exercisable within 60 days.
          (2)  Includes  options to purchase 1,250 common shares that are exercisable within 60 days.
          (3)  Held jointly with Ms. Johnston's spouse.
          (4)  Includes 20,000 shares held by Mr. Lobozzo's spouse, with
               Mr. Lobozzo sharing investment power.
          (5)  Includes 21,807 shares that are held jointly with Mr.
               Reynolds' spouse.
          (6)  Includes 2,906 shares held by Mr. Ryan's spouse.
          (7)  Includes 14,852 shares held by the Cornell/Weinstein Family
               Foundation, as to which shares Ms. Weinstein has shared voting and investment power, and 5,000 shares held by Ms.
               Weinstein's spouse.
          (8)  Includes options to purchase 18,500 common shares that are exercisable within 60 days.
          (9)  Except as otherwise indicated above, members of the group have sole voting and investment power with respect to such shares. Includes options exercisable within 60 days to purchase 196,500 shares.


                                ELECTION OF DIRECTORS

                          Nominees for Election as Directors

          At the Annual Meeting, nine (9) Directors will be elected to serve for the ensuing year, and until their successors are duly elected and qualified. Each of the nominees named below is a present member of the Board of Directors and in the case of each nominee other than Gayle C. Johnston, was elected at the Company's last Annual Meeting of Shareholders. The Board of Directors elected Ms. Johnston to the Board in July 1996. She assumed her place on the Board at its August 1996 meeting. All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee should be unable to stand for election, it is the intention of the persons designated as proxies to vote, in their discretion, for such other persons, if any, as may be designated as nominees by the Board of Directors. The Board of Directors proposes to nominate and recommends a vote for election of the following persons.

                                   Director
          Director's Name (age)    Since          Principal Occupation
          ---------------------    --------       --------------------

          R. Carlos Carballada (62)     1992 President, Chief Executive
                                             Officer, FNB Rochester Corp.
          Michael J. Falcone (61)       1978 Real Estate Developer, Pioneer
                                             Group
          Gayle C. Johnston (41)        1996 President, Thin Film
                                             Technology Division, Bausch &
                                             Lomb
          Joseph M. Lobozzo II (53)     1993 President & CEO, JML Optical
                                             Industries, Inc.
          Francis T. Lombardi (65)      1978 Vice President, Syracuse Tank
                                             & Mfg. Co. Inc.
          Carl R. Reynolds (49)         1977 Attorney
          H. Bruce Russell (59)         1993 Vice President - Corporate
                                             Real Estate - Eastman Kodak
                                             Company
          James D. Ryan (64)            1992 President and Owner, RYCO
                                             Management, Inc.
          Linda Cornell Weinstein (52)  1993 Executive Director,
                                             Cornell/Weinstein Family
                                             Foundation

          Other than Mr. Carballada and Ms. Johnston, each director of the Company has been engaged in his or her principal occupation or employment as specified above for five years or more.

          Each director of the Company is also a director of First National Bank of Rochester (the "Bank").

          Mr. Carballada has been employed in the banking business since 1968. He was President and Chief Executive Officer of Citizens Central Bank in Arcade, New York from July 1976 until August 1981, and was President and Chief Executive Officer of Central Trust Company in Rochester, New York, from September, 1981 until May, 1992. Mr. Carballada became the President and Chief Executive Officer of the Company in June of 1992. Mr. Carballada also serves as President and Chief Executive Officer of the Bank, and until its sale on April 1, 1994, served as President and Chief Executive Officer of Atlanta National Bank.

          Mr. Falcone is the Senior Partner of Pioneer Development Company, a real estate development and management company headquartered in Syracuse, New York. He has held that position since 1987. Since 1992, Mr. Falcone has served as Chairman of the Board of Directors of the Company and the Bank.

          Ms. Johnston joined Bausch & Lomb in February 1992 as a Director of Marketing and Group Product Manager in Bausch & Lomb's lens care product businesses. In February 1994 she was promoted to Director of Quality Process in the Personal Products Division. In March 1994 she became President of Bausch & Lomb's Thin Film Technology Division, a position she currently holds.

          Mr. Lobozzo has been the President, Chief Executive Officer, and principal shareholder of JML Optical Industries, Inc., located in Rochester, New York, since 1972. JML Optical Industries, Inc. manufactures, designs, and imports precision optical systems.

          Mr. Lombardi is Vice President of Syracuse Tank & Manufacturing Company, Incorporated, a manufacturer of metal products in Syracuse, New York, and has been associated with the manufacturing company since 1957.

          Mr. Reynolds has been an attorney engaged in the general practice of law in Rochester, New York since 1975. Mr. Reynolds is also President and a director of New Sky Communications, Inc., a motion picture production company. Since 1992, Mr. Reynolds has served as Vice Chairman of the Board Directors of the Company and the Bank.

          Mr. Russell joined the Finance and Administration Division of the Eastman Kodak Company in Rochester in 1963. Since that time, Mr. Russell has held a variety of positions there, each with increasing responsibility. In 1986, he became a divisional Vice President and Director, Corporate Real Estate Office, a position he currently holds.

          Mr. Ryan is a Rochester area real estate developer, and since 1969 has been the principal shareholder and president of RYCO Management, Inc., a real property development and management company.

          Ms. Weinstein has served as Executive Director of the Cornell/Weinstein Family Foundation, a private non-profit foundation located in Rochester, New York, since 1986.

          No family relationships exist among the above-named Directors or Officers of the Company. None of the Directors of the Company holds a directorship in any other publicly traded company, except for Carl R. Reynolds, who is a director of New Sky Communications, Inc., a company registered under Section 15(d) of the Securities and Exchange Act of 1934, as amended.



                             INFORMATION ABOUT MANAGEMENT


          COMMITTEES OF THE BOARD OF DIRECTORS

          Among other committees, the Company has a Nominating and Compensation Committee and an Audit and Examining Committee. The defined purposes and current membership of these two committees are as follows.

          Nominating and Compensation Committee, chaired by Mr. Lobozzo, met three times in 1996. The Nominating and Compensation Committee was formed in 1993 and combines the previous Stock Option Committee and Nominating Committee. The Committee selects and recommends to the Board of Directors candidates for the Board of Directors of the Company, evaluates the performance of the Chief Executive Officer on an annual basis, makes recommendations regarding executive officer compensation, and administers the Company's employee Stock Option Plan. The Nominating and Compensation Committee will review shareholders' suggestions of nominees for director that are submitted in writing to the committee, at the address of the Company's principal executive office, not less than 120 days in advance of the date the Company's proxy statement is released to shareholders in connection with the previous year's annual meeting of shareholders. In addition to Mr. Lobozzo, Messrs. Falcone, Russell, and Ryan are members of this committee.

          Audit and Examining Committee, chaired by Mr. Lombardi, met four times in 1996. The Audit and Examining Committee has responsibility for general oversight of the Company's internal auditors, reviewing the Company's annual audit plan with its auditors, considering questions and issues arising during the course of the audit, oversight of the Company's financial reporting, and inquiring into related matters such as the adequacy of internal controls. The Committee also has the responsibility for making a recommendation to the Board of Directors regarding the selection of the Company's independent auditors. In addition to Mr. Lombardi, Messrs. Lobozzo and Reynolds and Ms. Johnston are members. Ms. Johnston became a member of the committee in January 1997.


          BOARD OF DIRECTORS AND COMMITTEE MEETINGS

          The Board of Directors held 12 meetings in fiscal year 1996, and all of the Directors attended at least 75% of the aggregate of
          (a) the total number of meetings of the Board of Directors held during the period for which they served as Director, and (b) the total number of meetings held by all committees of the Board of Directors on which they served.


          DIRECTOR COMPENSATION

          All Directors receive compensation of $300 for attendance at each Board of Directors' meeting of the Company or any Board of Directors' meeting of any subsidiary. All directors receive $200 for each meeting of any committee of the Board or committee meeting of the Board of Directors of any subsidiary of the Company. No executive officer of the Company who also serves as a director receives fees for Board or committee meetings attended.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During 1996, each of the Nominating and Compensation Committee members, or members of their immediate families, borrowed or had outstanding, either directly or indirectly, loans in excess of $60,000 from the Bank. In each instance the loans (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.


          DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

          The Company maintains a Directors' and Officers' liability insurance policy written by the Aetna Casualty and Surety Company. The policy is for a one-year period expiring April 30, 1997, at an annual premium of $67,000, and is expected to be renewed for an additional year at an annual premium that is still to be determined. The policy provides for indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company or any subsidiary, for claimed liability arising out of their conduct in such capacities.


          EXECUTIVE OFFICERS

          The following current officers of the Company or the Bank ("Executive Officers") are deemed to be "executive officers" for purposes of the federal securities laws.

          R. Carlos Carballada (62), President and Chief Executive Officer of the Company and the Bank, commencing June 8, 1992. See the information provided under "Nominees for Director," above, for a description of employment history and business experience of Mr. Carballada.

          Donald R. Aldred (54), Senior Vice President, Business and Professional Banking Division of the Bank, commencing June 23, 1992. From 1987 to 1992, he was Senior Vice President and Manager of the Commercial Banking Division at Central Trust Company. Prior to his time with Central Trust Company, he spent 21 years with Manufacturers and Traders Trust Company progressing through numerous lending/credit functions to the position of Vice President and Manager of Commercial Finance.

          Robert B. Bantle (45), Senior Vice President, Community Banking Division of the Bank, commencing July 1, 1992. He was Senior Vice President, Human Resources, at Central Trust Company from 1989 until 1992. Prior to joining Central Trust Company, he spent 15 years with Security Trust/Fleet Bank in various areas, including Human Resources, Branch Administration, and Strategic Planning.

          Stacy C. Campbell (60), Senior Vice President and Chief Financial Officer of the Company and the Bank, commencing July 1, 1992. From 1976 to 1992, Mr. Campbell was Senior Vice President and Chief Financial Officer at Central Trust Company. Prior to joining Central Trust Company, he was employed by Marine Midland Bank N.A. in Commercial Lending, Treasury, and Financial positions.

          Robert E. Gilbert (49), Senior Vice President, Operations Division of the Bank, commencing June 29, 1992. From 1990 to 1992, he was a Managing Agent at the Resolution Trust Corporation. From 1975 to 1989, he worked in various capacities with Irving Bank Corporation including Executive Vice President and General Manager of Irving Services Corporation, Senior Vice President of Operations at Central Trust Company, and Vice President of Operations at Citizens Central Bank of Arcade, New York.

          Theresa B. Mazzullo (44), Senior Vice President, Trust & Investment Division of the Bank, commencing March 10, 1993. She was Vice President and Manager of the Personal Trust and Investment Estate Planning and New Business Department of The Chase Manhattan Bank, N.A. in Rochester from March 1992 until March 1993. From 1978 until 1992 she progressed through various trust positions at Central Trust Company to the level of Vice President and Manager of Trust Marketing Sales.


          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Under Section 16 of the Securities and Exchange Act of 1934, as amended, Directors, Executive Officers, and certain other persons are required to report their ownership of equity securities of the Company, and any changes in that ownership, to the Securities and Exchange Commission and the Company. Based solely upon a review of reports furnished to the Company by such persons on Forms 3, 4, or 5 for the year ended December 31, 1996 (the "Section 16(a) Reports"), there were no omissions from filing or late filings of Section 16(a) Reports.


          EXECUTIVE COMPENSATION

          Shown below is information concerning annual and long-term compensation to certain Executive Officers for services to the Company for the years ended December 31, 1996, 1995, and 1994. The table includes information on the Company's Chief Executive Officer, Mr. Carballada, and its Chief Financial Officer, Mr. Campbell, and also on Mr. Aldred, Mr. Bantle, and Mr. Gilbert, three of the Bank's Senior Vice Presidents (the "Named Officers").

                              SUMMARY COMPENSATION TABLE

                                               Long-Term
                   Annual Compensation        Compensation         (1)
    Name and                                                    All other
    Position      Year   Salary     Bonus     Options (Shares)  Compensation

    R. Carlos     1996   $203,964   $8,159                 0          $7,477
    Carballada,   1995   $196,618   $5,899             7,000          $7,435
    President &   1994   $190,692    $   0             8,000          $5,190
    Chief
    Executive
    Officer

    Donald R.     1996   $110,141   $6,406             1,000          $1,693
    Aldred,       1995   $106,174   $5,185             5,000          $1,323
    Senior Vice   1994   $102,974   $    0             4,000          $1,189
    President,
    Business &
    Professional
    Banking

    Robert B.     1996  $  99,119   $5,965             1,000          $1,968
    Bantle,       1995  $  95,548   $4,866             5,000          $1,857
    Senior Vice   1994  $  92,666   $    0             4,000          $1,655
    President,
    Community
    Banking

    Stacy C.      1996  $  99,116   $5,965             1,000          $3,677
    Campbell,     1995  $  95,546   $4,866             5,000          $2,839
    Senior Vice   1994  $  92,666   $    0             4,000          $2,631
    President &
    Chief
    Financial
    Officer

    Robert E.     1996  $  99,428   $5,977             1,000          $1,843
    Gilbert,      1995  $  94,367   $4,831             5,000          $1,880
    Senior Vice   1994  $  87,534   $    0             4,000          $1,718
    President,
    Operations

             (1) Includes for 1996: $2,310, $639, $1,487, $1,487, and
             $1,300 for Company contributions to the Company's 401(k) plan on behalf of Messrs. Carballada, Aldred, Bantle, Campbell, and Gilbert, respectively, and $5,167, $1,054, $481, $2,190, and $543 in group term life insurance premiums for Messrs. Carballada, Aldred, Bantle, Campbell, and Gilbert, respectively.

          OPTION GRANTS

          The following table details the number and terms of options granted during the last fiscal year to Named Officers.

                        Option Grants in the Last Fiscal Year


                                                                     Realizable
                                                                      Value at
                                                                   Assumed Annual
                                                                   Rates of Stock
                                                                       Price
                                                                    Appreciation
                          Individual Grants                       for Option Term

                             % of Total
                 (1)       Options Granted
                 Options   to Employees in  Exercise  Expiration
    Name         Granted     Fiscal Year    Price     Date          5%      10%
    Donald R.      1,000        5.48%        $12.75    12/20/06   $8,020  $20,320
    Aldred

    Robert B.      1,000        5.48%        $12.75    12/20/06   $8,020  $20,320
    Bantle

    Stacy C.       1,000        5.48%        $12.75    12/20/06   $8,020  $20,320
    Campbell

    Robert E.      1,000        5.48%        $12.75    12/20/06   $8,020  $20,320
    Gilbert

          (1) Granted December 20, 1996 at fair market value with one-half
          exercisable per year commencing December 20, 1997.   Assuming 5%
          and 10% compounded annual appreciation of the stock price over the term of the option, the price per share of common stock would be $20.77 and $33.07 respectively, on December 20, 2006.


          OPTION EXERCISES

          The following table summarizes aggregate exercises of options by Named Officers, and the number of and the spread on unexercised options that they hold:

                      Option Exercises and Year-End Value Table

          Aggregated Options Exercised in Last Fiscal Year and FY-End Option Value

                                                                       (1)
                                                                       Value of
                                                 Number of             Unexercised In-
                                                 Unexercised Options   the-Money Options
                          Shares                 at FY-End             at FY-End
                          Acquired
                          on           Value     Exercisable/          Exercisable/
    Name                  Exercise     Realized  Unexercisable         Unexercisable
    R. Carlos Carballada       0           0            81,500/            $395,275/
                                                        18,500              $82,795

    Donald R. Aldred           0           0            18,500/            $112,255/
                                                         3,500              $10,925

    Robert B. Bantle           0           0            18,500/            $112,255/
                                                         3,500              $10,925
    Stacy C. Campbell          0           0            18,500/            $112,255/
                                                         3,500              $10,925

    Robert E. Gilbert          0           0            18,500/            $112,255/
                                                         3,500              $10,925

          (1) Based on the difference between the option exercise prices and $12.25, the closing price of the Company s common stock on 12/31/96 as quoted on the Nasdaq Stock Market.

          RETIREMENT PLAN

          The following table shows the estimated retirement benefits payable under the Bank's plan with the New York State Bankers Retirement System (the "Plan") to Named Officers based upon hypothetical compensation and years of service levels:

                                  Pension Plan Table
                    Annual Benefits Per Number of Years of Service
                                         (1)
       Average
    Compensation
                        5           8           10           12

      $100,000       $7,500      $12,000      $15,000     $18,000

      $125,000       $9,375      $15,000      $18,750     $22,500

      $150,000       $11,250     $18,000      $22,500     $27,000
      $175,000       $13,125     $21,000      $26,250     $31,500

          (1) Annual benefits equal 1.5% of Average Compensation at time of retirement multiplied by years of creditable service commencing on or after April 1, 1993. For the purposes of determining benefits under the Plan, Average Annual Compensation is the average annual compensation during the highest five consecutive years in all of the years of creditable service including salary, bonus, and other taxable compensation. Effective October 1, 1994, the maximum amount of annual compensation that is taken into account in determining benefits is $150,000. Because Mr. Carballada presently has 1.5 years of credited service at higher compensation levels, he may be entitled to benefits at retirement based on more than $150,000 of Average Compensation. The annual benefits are not subject to deduction for social security or other offsets. As of April 1, 1997, all of the Named Officers had four years of creditable service. Mr. Carballada reached his normal retirement age as defined in the Plan on April 1, 1997, when he had five years of vesting service and had reached age 62. The Plan allows him to continue accruing years of creditable service so that a full five years of creditable service is possible.


          FNBR STOCK PERFORMANCE

          As part of the executive compensation information presented in this proxy statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance by a broad equity market index and with a line-of -business market index. The Company's common stock is traded in the over-the-counter market and listed on NASDAQ, so that a broad market index comparison with the NASDAQ Stock Market Total Return Index (U.S. Companies) is presented. A peer group index, on a line-of-business basis, is the NASDAQ Bank Stock index, which is the other comparison presented in this proxy statement.

          The annual change for the five-year period shown in the graph is based (as required by SEC rules) on the assumption that $100 had been invested in the Company's stock on December 31, 1991 and that all dividends had been re-invested quarterly during the period. The total cumulative dollar returns shown on the graph represents the value that the investments would have had on December 31, 1996. The calculations exclude trading commissions and taxes. The following graph shows the performance of the Company's stock compared to the performance of stocks quoted on the NASDAQ National Market System and the performance of Bank Stocks quoted on the NASDAQ National Market System:

                      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    FNBR vs NASDAQ Market and NASDAQ Bank Stocks (US)*

          Measurement Period                    NASDAQ         NASDAQ
          (Fiscal Year Covered)    FNBR     Stock Market  Bank Stocks (US)

          Measurement Pt-12/31/91  $100         $100           $100
          YE 12/31/92              $77.1        $116.4         $145.6
          YE 12/31/93              $65.7        $133.6         $166.0
          YE 12/31/94              $60.0        $130.6         $165.4
          YE 12/31/95              $111.4       $184.7         $246.3
          YE 12/31/96              $140.6       $227.2         $325.6

          * Assumes reinvestment of dividends


          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Nominating and Compensation Committee (the "Committee") of the Board of Directors, each member of which is a non-employee director, is responsible for approving executive management compensation and for administering the Company's employee stock option plan.

          The senior management of the Company was hired in 1992 in conjunction with the entry of Consent Orders between the Company and the Federal Reserve Board and between the Bank and the Office of the Comptroller of the Currency. At that time, the Company sought to attract and retain a capable and experienced management team that would stabilize and reorganize the Company's banking operations during a period of regulatory and financial disarray. The basic salary arrangements between the Company (and the Bank) and the Chief Executive Officer and the other Named Officers were established under employment agreements entered into at the time the management team was hired. Except in the case of Mr. Carballada (see "Employment Agreement," below), all of these employment agreements have expired in accordance with their terms.

          The Committee's evaluation of management's performance has not been reduced to a formula of specific objective criteria but has included a general review of the Company's development and performance in many areas. The Committee believes that the Chief Executive Officer and the rest of the management team have been highly successful in resolving the Company's regulatory problems and have established a commendable record of continuing increases in the Company's assets and profitability.

          The Committee included the Executive Officers of the Company and the Bank in a 4% salary increase that was given to all employees during 1996. In addition, the Company has maintained a "profit sharing" program applicable to all staff members which provides bonuses of specific percentages of base salary or wages earned during the fiscal year if the Bank obtains specific returns on assets during that fiscal year. All eligible staff members, including the Executive Officers, received a "profit sharing" bonus of 4% with respect to 1996.

          During 1996, the Company's financial results exceeded the amounts targeted under the Company's business plan. In recognition of the Company's exceptional performance, a $2,000 bonus for 1996 was paid to each Executive Officer other than the Chief Executive Officer. While the Committee believed that the CEO was also instrumental to the Company's performance, upon the recommendation of the CEO and with the full support of the Committee, the entire amount of the available bonus money was directed to Executive Officers other than the Chief Executive Officer.

          Since 1992, the Company's policy has been to try to create long term incentives that link compensation with performance and shareholder return. Under the circumstances, the Committee has viewed the award of stock options as a particularly appropriate means of providing compensation and incentives since the value of awards will normally increase in direct relation to the success of management in enhancing corporate performance in a manner that will be reflected in shareholder returns. In 1996, the Company granted options to acquire 18,250 shares to key employees under the 1992 Stock Option Plan, including the grants of options to acquire 1,000 shares made to each of the Executive Officers other than the CEO. The Committee's decision not to grant any options to the Chief Executive Officer in 1996 was consistent with the CEO's recommendation that all option grants for the year be
          directed to other key officers of the Company.   Options to
          acquire 23,800 shares remain available to be granted under the 1992 Stock Option Plan.

          In general terms, the Committee believes the grant of options under the 1992 Stock Option Plan allowed the Company to reward senior management in a form that did not reduce the cash resources of the Company. The grant of options also promoted the goal of the Committee to encourage participation by management in ownership of the Company. Mr. Carballada has expressed to the Committee his firm commitment to implement future programs which will enable senior management, over the next four to seven years, to own Company Stock in an amount valued at greater than 50% of their base annual salary. In the view of this Committee, such programs, if implemented, would align management with the interests of the shareholders, and help to promote the long-term performance goals that will enhance shareholder returns.

          Members of the Compensation Committee:

          Joseph M. Lobozzo II, Chairman
          Michael J. Falcone
          H. Bruce Russell
          James D. Ryan

          EMPLOYMENT AGREEMENT

          On June 8, 1992, the Company entered into a three-year
          employment agreement with Mr. Carballada, which was extended by the mutual consent of the parties on February 22, 1994 until June 30, 1997 and was subsequently extended on June 27, 1996 until June 30, 1998. A further provision of the June 27, 1996 extension is that there shall be two automatic extensions of the employment agreement, to each of June 30, 1999 and June 30, 2000, unless at least one year prior to the next expiration date, either party notifies the other of a desire that the agreement not be further extended. This agreement provides for an initial annual base salary of $185,000 plus benefits, with the base amount subject to increases by the Board of Directors based on performance, inflation and other factors. The agreement is terminable by the Company at the direction of the Board of Directors. Under such circumstances, Mr. Carballada would be entitled to salary, benefits, and other compensation for the greater of one year or the remainder of the term unless his employment has been terminated for "cause" as defined in the agreement. If Mr. Carballada resigns for "good reason" as defined in the agreement, he is entitled to salary, benefits, and other compensation for the lesser of one year or the remainder of
          the term.   Payments after termination will cease if Mr.
          Carballada accepts employment with any other financial institution directly in competition with the Company in one or more contiguous counties. Certain change of control provisions contained in the agreement have been superseded by a Change of Control Employment Agreement entered into between Mr. Carballada and the Company (see "Change of Control Employment Agreements," below).


          CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

          On February 1, 1996, the Company entered into Change of Control Employment Agreements (the "Agreements") with Mr. Carballada and with each of eight other senior officers of the Company. The Agreements provide that in the event a "Change of Control" of the Company occurs, the Agreements will become effective and govern the terms and conditions under which the executive will continue to be employed by the Company. The Agreements provide that each executive will then be employed by the Company for a period of 18 months (24 months in the case of Mr. Carballada) in the same position, with the same compensation and benefits, that applied to the executive immediately prior to the Change of Control.

          Under the Agreements, a Change of Control is generally defined as: (i) the acquisition by any person of beneficial ownership of 35% or more of the combined voting power of the Company's voting securities, (ii) individuals who are on the Board of Directors, or who are nominated by the Board of Directors, ceasing to constitute a majority of the Board, (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation unless following the transaction more than 65% of the common stock and combined voting power of voting stock of the surviving corporation is owned in substantially the same proportions by persons who were stockholders of the Company immediately prior to the transaction, or (iv) approval by the Company's stockholders of any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company other than to a controlled entity.

          Generally, the Agreements provide that, if the executive is actually or constructively terminated from his or her position during the employment period, the executive will be entitled to receive a severance payment equal to the executive's annual compensation (1.67 times annual compensation in the case of Mr. Carballada). In addition, if the executive is still employed by the Company 12 months after the date of the Change of Control, the Employee may during a 30 day "Window Period" voluntarily terminate his or her employment and receive a severance payment equal to one-half of annual compensation (full annual compensation in the case of Mr. Carballada).

          The Agreements are not intended to deter combinations, but to reduce the uncertainty and stress attendant upon a potential change of control and thereby help to retain the Company's key executives and help to assure the full and impartial consideration of any acquisition proposal by the Company's
          officers.   The Window Period provision is intended to help hold
          together an effective management team for a one year period during which an acquisition may be pending but before it has been completed.


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


          The Bank leases the Henrietta Community Banking Office (South Town Plaza), at an annual rental of $100,667, from a partnership that includes a member of the immediate family of William A. Levine, who beneficially owns more than 5% of the Company's outstanding common stock. This lease terminates on January 31, 2016. The lease is believed to be on comparable terms for agreements for similar space similarly situated, and the space is adequate for the Company's needs.

          The Bank has from time to time made and has outstanding loans to executive officers, directors and shareholders owning in excess of 5% of the outstanding shares of the Company, and entities related to such persons, which loans (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. It is anticipated that the Bank will continue to make such loans from time to time in the future.



                                SHAREHOLDER PROPOSALS

          Shareholder proposals to be considered for inclusion in the proxy statement for the next annual meeting must be submitted on a timely basis for the 1998 Annual Meeting of Shareholders and must be received by the Company at its principal executive offices no later than December 26, 1997. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.


                                 INDEPENDENT AUDITORS

          A representative of KPMG Peat Marwick LLP, the Company's independent auditors for 1996, is expected to attend the annual meeting. The representative will have an opportunity to make a statement, if desired, and will be provided with time to respond to appropriate questions by Shareholders concerning the financial statements. As described under the caption "Board of Directors and Committee Meetings," the Audit and Examining Committee will recommend to the Board of Directors a firm of independent auditors for selection as auditors of the Company's 1997 financial statements.


                                    OTHER MATTERS

          Except for the matters set forth above, the Board knows of no other matters which may be presented at the Annual Meeting of Shareholders, but if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgment in such matters.

          The Company's 1996 Annual Report to Shareholders, although not a part of this Proxy Statement, is enclosed.


          A copy of the Company's Annual Report on Form 10-K for fiscal year 1996, as well as additional copies of the Company's Annual Report, may be obtained without charge by any shareholder of record by written request to Mariann Joyal, Secretary of the Company, FNB Rochester Corp., 35 State Street, Rochester, New York 14614. Exhibits to the Annual Report on Form 10-K may be obtained on payment of a nominal charge.


          Dated:  April 24, 1997

                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        Mariann Joyal, Secretary

          PROXY                                                       PROXY

                                 FNB ROCHESTER CORP.
                         35 STATE STREET, ROCHESTER, NEW YORK

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            Annual Meeting of Shareholders
                         To Be Held On Tuesday, May 27, 1997
                          at 10:00 a.m. at the Strathallan,
                      550 East Avenue, Rochester, New York 14607


          The undersigned hereby appoints Michael J. Falcone and Carl R. Reynolds, each of them, as attorneys and proxies, each with full power of substitution, to vote all shares of common stock of FNB Rochester Corp. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 27, 1997 and at all adjournments thereof, as designated on the reverse of this Proxy Card, and confers upon each such proxy discretionary authority to vote upon any other matter properly brought before the meeting or any adjournment thereof.

          It is understood that this proxy may be revoked at any time insofar as it has not been exercised, and that the shares may be voted in person if the undersigned attends the meeting.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE, OR IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER ELECTION OF DIRECTORS, AND TO GIVE DISCRETION TO THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

                             (Continued on reverse side)


          _________________________________________________________________
                                 FOLD AND DETACH HERE

          [X]  PLEASE MARK YOUR VOTES
               AS INDICATED IN THIS EXAMPLE.


               Election of Directors.

               [__] FOR all nominees listed to the right
                    (except as marked to the contrary)

               [__] WITHHOLD AUTHORITY
                    to vote for all nominees listed to the right

                                      Directors:

          R. Carlos Carballada, Michael J. Falcone, Gayle C. Johnston, Joseph M. Lobozzo II, Francis T. Lomabardi, Carl R. Reynolds, H. Bruce Russell, James D. Ryan, Linda Cornell Weinstein

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


          _________________________________________________________________

          Please DATE and SIGN your name below as it appears on this PROXY. Joint owners should each sign. If the signer is a corporation, please sign by a duly authorized officer. Executors, trustees, administrators, etc. should give full title as such. If a partnership, please sign in partnership name by authorized person.

          Dated:____________________________________, 1997


          _________________________________________________________________
                                      Signature


          _________________________________________________________________
                              Signature, if held jointly

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
                 PLEASE RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
                                      THANK YOU.